UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2006

VITAL SIGNS, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-18793	11-2279807

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Campus Road, Totowa, New Jersey	07512

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 790-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers.

On October 6, 2006, C. Barry Wicker retired as an executive vice president and the chief operating officer of Vital Signs. Mr. Wicker will remain on the Board of Directors of Vital Signs and is expected to also provide ongoing counsel to Vital Signs either as a consultant, as an employee with limited day-to-day responsibilities or in an informal capacity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL SIGNS, INC. By: /s/ Jay Sturm Name: Jay Sturm Title: Vice President / General Counsel

Dated: October 10, 2006